CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2021 relating to the financial statements of HomeStreet, Inc. and the effectiveness of HomeStreet, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HomeStreet, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/Deloitte & Touche, LLP
Seattle, Washington
December 15, 2021